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EFFECTIVE AUGUST 23RD, 2004
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 12, 2005

Advaxis, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0001100397	841521955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

212 Carnegie Center, Ste 206, Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 844-7755

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On January 12, 2005 (the “Closing Date”), the Registrant sold to Harvest Advaxis, LLC, an accredited investor (the “Investor”), at a closing of a private placement offering 44 Units at $25,000 per Unit for an aggregate purchase price of $1,100,000 pursuant to a Securities Purchase Agreement. In making such sale, the Registrant relied on the exemption from registration provided by Section 506 of Regulation D. Each Unit is comprised of (i) 87,108 shares of Common Stock, no par value, of the Registrant (“Common Stock”) and (ii) a 5-year Warrant (each a “Warrant” and collectively the “Warrants) to purchase 87,108 shares of Common Stock at an exercise price of $0.40 per share. At the closing, the Investor received an aggregate of 3,832,753 shares of Common Stock and Warrants to purchase 3,832,753 shares of Common Stock. The proceeds of such sales will be used principally to fund further development of cancer vaccines and provide funding to conduct a Phase I trial in currently developed vaccines and to cover the costs of development and testing.

In connection with the sale of Common Stock and Warrants to the Investor, the Registrant entered into a Registration Rights Agreement with the Investor pursuant to which the Registrant is obligated to file a registration statement with the Securities and Exchange Commission within 30 days of the Closing Date, which registration statement shall cover the resale of the shares of Common Stock sold to the Investor on the Closing Date, including the shares of Common Stock underlying the Warrants. If such registration statement is not timely filed with the SEC or is not declared effective by the SEC within 90 days of the Closing Date, the Registrant will be required to issue additional shares of Common Stock equal to 2% of the Investor’s investment amount on the Closing Date for each 30-day period following the relevant default date, until such default is cured.

The Registrant also entered into a letter agreement with Mr. Robert T. Harvey pursuant to which Mr. Harvey has been granted certain rights to observe meetings of the Board of Directors of the Registrant until August 30, 2005, subject to extension upon mutual agreement of the parties or in the event the Investor, of which Mr. Harvey is the Manager, invests an additional $5.0 million of equity capital in the Registrant. The Registrant is under no obligation to accept any such investment which would be conditioned upon the Registrant and the Investor agreeing on the terms and conditions thereof.

Section 9 - Financial Statements and Exhibits

C. Exhibits

Exhibit 4.1	Form of Warrant issued to Harvest Advaxis LLC

Exhibit 10.1	Securities Purchase Agreement, dated as of January 12, 2005, by and between the Registrant and Harvest Advaxis LLC

Exhibit 10.2	Registration Rights Agreement, dated as of January 12, 2005, by and between the Registrant and Harvest Advaxis LLC

Exhibit 10.3	Letter Agreement, dated as of January 12, 2005 by and between the Registrant and Robert T. Harvey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC

January 15, 2005	By:	/s/ J. Todd Derbin
Name: J. Todd Derbin
Title: President and Chief Executive Officer